EXHIBIT 99.2

                               DISTRIBUTION REPORT
                                       FOR
                        PREFERREDPLUS TRUST SERIES ALL-1
                                DISTRIBUTION DATE
                                 AUGUST 15, 2002

                         CLASS A CUSIP NUMBER 740434832
                         CLASS B CUSIP NUMBER 740434790

(i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the AFC Capital Trust I Debentures(the "Underlying Securities"):

          Interest:                                 $1,995,121.70
          Principle:                                        $0.00
          Premium:                                          $0.00

(ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

          Paid by the Trust:                                $0.00
          Paid by the Depositor:                        $1,000.00

(iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

          Class A:

                Interest:                           $1,944,000.00
                Principal:                                  $0.00

                Unpaid Interest Accrued:                    $0.00

          Class B:

                Interest:                              $50,321.70
                Principal:                                  $0.00

                Unpaid Interest Accrued:                    $0.00

(iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current relating assigned to the Certificates.


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                Principal Amount:                     $48,620,000
                Interest Rate:                             8.207%

                Rating:
                          Moody's Investor Service   B3 (as of January 14, 2003)
                 Standard & Poor's Rating Service    B- (as of November 1, 2002)

(v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

               Class A: ($25 Stated Amount)
               Initial Principal Balance:                  $48,620,000
               Reduction:                                          (0)

               Principal Balance 08/15/02:                 $48,620,000

               Class B: ($25 Notional Principal Amount)
               Initial Principal Balance:                  $48,620,000
               Reduction:                                          (0)

               Principal Balance 08/15/02:                 $48,620,000




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